Exhibit 99.1

Esports Entertainment Group Reports Fiscal 2022

Fourth Quarter Revenue of $11.7 Million

Hoboken, New Jersey--(Newsfile Corp. - October 13, 2022) - Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLP) (NASDAQ: GMBLW) (NASDAQ: GMBLZ) (or the “Company”) today announced its financial results for the fiscal 2022 fourth quarter ended June 30, 2022.

Fiscal Fourth Quarter 2022 Financial Results

●	Net revenue of $11.7 million, an increase of $2.9 million compared to fiscal 4Q ‘21, and a 25.4% sequential decrease from net revenue of $15.7 million in fiscal 3Q ‘22.
●	Gross profit of $6.8 million, an increase of $1.6 million compared to fiscal 4Q ‘21, and a 27.8% sequential decrease from $9.4 million in fiscal 3Q ‘22.
●	Gross margin of 58.0% compared to 59.0% in fiscal 4Q ‘21.
●	GAAP net loss to common shareholders of $4.1 million, or a loss of $0.10 per share, inclusive of a $7.9 million asset impairment charge and a benefit recognized for changes in fair value of the derivative and warrant liabilities of $14.0 million. This compares to a net loss of $4.8 million, or a loss of $0.23 per share in fiscal 4Q ‘21, and a net loss to common shareholders of $63.8 million, or a loss of $2.11 per share, in fiscal 3Q ‘22 inclusive of a $38.6 million asset impairment charge and $20.6 million for a derivative debt liability.
●	Non-GAAP adjusted EBITDA* loss of $6.5 million, inclusive of a $7.9 million asset impairment charge, $2.5 million for depreciation and amortization, and a benefit recognized of $14.0 million for the change in fair value of derivative and warrant liabilities. This compares to an adjusted EBITDA loss of $5.5 million in fiscal 4Q ‘21 and an adjusted EBITDA loss of $7.3 million in fiscal 3Q22.
●	As of June 30, 2022, the Company had total cash and cash equivalents of $2.5 million.

* Reconciliation on non-GAAP financial measures provided in the tables of this press release.

Fiscal Fourth Quarter 2022 and Recent Operating and Financial Highlights

●	Sold 30 million shares of common stock and warrants for a combined offering price of $0.25, raising gross proceeds of approximately $7.5 million.
●	Appointed John Brackens, as well as independent directors Jan Jones Blackhurst and Kaitesi Munroe, to the Company’s Board of Directors.
●	Sold the assets related to the Helix esports game centers for total purchase consideration of approximately $1.2 million comprised of cash and liabilities assumed by the purchaser.
●	Signed a non-binding letter of intent to sell the Spanish iGaming operations, including the Spanish iGaming license.
●	Received a letter from Nasdaq notifying the Company it was not in compliance with the minimum bid price rule in Nasdaq Listing 5550(a)(2). The Company intends to submit an appeal to Nasdaq which stays the delisting and suspension of the Company’s securities pending a decision of the Nasdaq Hearings Panel.
●	Announced the resignations of Stuart Tilly from his position as Chief Operations Officer as well as from the Company’s Board of Directors, along with Mark Nielsen, an independent director.
●	Held the inaugural launch of the new player-versus-player skill-based betting platform at the Hard Rock Casino in Atlantic City, bringing to market the only skill-based betting platform which has attained regulatory approval for use in the state of New Jersey.

During the fiscal fourth quarter, the Company began a strategic review focused on its operations and overall efficiency to help improve its short-term performance while setting it a path for a long-term success. The Company implemented a number of initiatives including a reduction of its workforce, the removal of duplicative functions, de-emphasizing parts of the business which do not support its long-term strategic plans, and implementing a more ROI-focused approach to marketing spend, among others. These changes have already resulted in a reduction of the monthly cash burn rate.

The Company also continues to work through various options intended to monetize its non-strategic assets and improve its ability to adequately support all aspects of the business. These efforts have resulted in the sale of the Helix esports centers, a transaction that has eliminated excess cost and has mitigated risk of having to invest and incur cost associated with operating and owning real estate. The Company also entered into a letter of intent to sell its Spanish iGaming business as it looks to focus on its core iGaming markets.

Esports Entertainment Group ended fiscal 2022 with approximately $2.5 million in available cash, $35.0 million of principal outstanding under its Senior Convertible Note that matures in June of 2023, and $7.8 million in cumulative redeemable convertible preferred shares. The Company’s $20 million ATM equity program expired in September 2022 and the Company does not plan to sign a new agreement at this time.

Grant Johnson, CEO of Esports Entertainment Group, commented, “We are pleased with the initial positive impact of our restructuring efforts and the progress we are making in our strategic pivot towards further leveraging our esports assets, including BETGROUND, our proprietary esports player-versus-player skill betting platform. However, there is still much work to be done and many challenges ahead to right-size the business, lower our cash burn and further reduce our debt and our reliance on capital raises.”

About Esports Entertainment Group

Esports Entertainment Group (NASDAQ: GMBL) (EEG) is a full-service esports and online betting company. EEG focuses on three verticals: Games, iGaming, and Technology. EEG Games provides a wide array of services and infrastructure for businesses to engage esports and gaming communities around the world including Esports Gaming League (EGL), which hosts a community of more than 350,000 gamers on its proprietary tournament platform EGL.tv. EEG iGaming includes a number of award-winning brands covering traditional online sports book wagering needs as well as a multinational casino operator. EEG Technology builds next-generation platforms, features, and services for Millennials, Gen Z consumers, and brands looking to connect with these demographics. EEG has offices in New Jersey, Estonia, the UK and Malta. For more information, visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Media Inquires

eeg@kcsa.com

Investor Relations Inquiries

JCIR

Joseph Jaffoni, James Leahy, Norberto Aja

(212) 835-8500

gmbl@jcir.com

Esports Entertainment Group, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2022	June 30, 2021
ASSETS

Current assets
Cash	$2,517,146	$19,917,196
Restricted cash	2,292,662	3,443,172
Accounts receivable, net	304,959	136,681
Receivables reserved for users	2,941,882	2,290,105
Other receivables	372,283	658,745
Prepaid expenses and other current assets	1,543,053	3,264,344
Total current assets	9,971,985	29,710,243

Equipment, net	43,925	726,942
Operating lease right-of-use asset	164,288	1,272,920
Intangible assets, net	30,346,489	45,772,555
Goodwill	22,275,313	40,937,370
Other non-current assets	2,062,176	1,315,009

TOTAL ASSETS	$64,864,176	$119,735,039

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$12,344,052	$8,458,689
Liabilities to customers	4,671,287	3,057,942
Deferred revenue	575,097	22,110
Senior convertible note	35,000,000	-
Derivative liability	9,399,620	-
Current portion of notes payable and other long-term debt	139,538	223,217
Operating lease liability - current	364,269	414,215
Contingent consideration	3,328,361	-
Total current liabilities	65,822,224	12,176,173

Senior convertible note, net of unamortized discount	-	6,302,504
Notes payable and other long-term debt	-	221,300
Warrant liability	2,192,730	23,500,000
Deferred income taxes	-	1,870,861
Operating lease liability - non-current	669,286	878,809

Total liabilities	68,684,240	44,949,647

Commitments and contingencies
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at June 30, 2022	7,781,380	-
Stockholders’ equity (deficit):
Preferred stock $0.001 par value; 10,000,000 shares authorized	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 40,922,944 and 21,896,145 shares issued and outstanding as of June 30, 2022 and June 30, 2021, respectively	40,923	21,896
Additional paid-in capital	144,874,173	122,341,002
Accumulated deficit	(149,140,426)	(46,908,336)
Accumulated other comprehensive loss	(7,376,114)	(669,170)
Total stockholders’ equity (deficit)	$(11,601,444)	74,785,392

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$64,864,176	$119,735,039

Esports Entertainment Group, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021

Net revenue	$11,712,725	$8,800,621	$58,351,650	$16,783,914

Operating costs and expenses:
Cost of revenue	4,915,784	3,611,428	24,164,661	7,861,317
Sales and marketing	4,395,797	5,146,836	25,728,220	10,038,524
General and administrative	12,636,041	10,528,000	51,321,978	24,610,511
Asset impairment charges	7,869,379	-	46,498,689	-
Total operating expenses	29,817,001	19,286,264	147,713,548	42,510,352

Operating loss	18,104,276	10,485,643	89,361,898	25,726,438

Other income (expense):
Interest expense	(1,054,106)	(699,372)	(6,423,039)	(698,973)
Loss on conversion of senior convertible note	-	-	(5,999,662)	-
Loss on extinguishment of senior convertible note	-	-	(28,478,804)	-
Change in fair value of derivative liability on senior convertible note	11,173,431	-	(10,882,241)	-
Change in fair value of warrant liability	2,826,350	3,180,000	31,468,270	(1,549,924)
Change in fair value of contingent consideration	404,615	(442,803)	2,355,308	(1,748,607)
Other non-operating income (loss), net	807,389	(194,625)	(584,466)	(460,328)
Total other income (expense), net	14,157,679	1,843,200	(18,544,634)	(4,457,832)

Loss before income taxes	3,946,597	8,642,443	107,906,532	30,184,270

Income tax benefit (expense)	171,012	3,811,536	5,674,442	3,811,536

Net loss	$3,775,585	4,830,907	$102,232,090	26,372,734
Dividend on 10% Series A cumulative redeemable convertible preferred stock	(200,628)	-	(501,570)	-
Accretion of 10% Series A cumulative redeemable convertible preferred stock	(73,837)	-	(182,046)	-

Net loss attributable to common stockholders	$4,050,050	$4,830,907	$102,915,706	$26,372,734

Net loss per common share:
Basic and diluted loss per common share	$(0.10)	$(0.23)	(3.56)	$(1.68)
Weighted average number of common shares outstanding, basic and diluted	40,922,944	20,843,905	28,886,918	15,723,618

Adjusted EBITDA

The table below presents a reconciliation of net income, which is determined accordance with US GAAP, to Adjusted EBITDA, an unaudited non-GAAP financial measure:

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$(3,775,585)	$(4,830,907)	$(102,232,090)	$(26,372,734)

Adjusted for:
Interest expense	1,054,106	699,372	6,423,039	698,973
Income tax loss (benefit)	(171,012)	(3,811,536)	(5,674,442)	(3,811,536)
Depreciation and amortization	2,507,132	1,891,636	12,533,323	3,578,797
Stock-based compensation	1,207,378	1,074,608	5,165,653	4,129,726
Asset impairment charges	7,869,379	-	46,498,689	-
Transaction costs	-	2,073,641	206,034	3,509,430
Other non-operating income (loss), net	(807,389)	150,344	584,466	924,736
Loss on conversion of senior convertible note	-	-	5,999,662	-
Loss on extinguishment of senior convertible note	-	-	28,478,804	-
Change in fair value of derivative liability	(11,173,431)	-	10,882,241	-
Change in fair value of warrant liability	(2,826,350)	(3,180,000)	(31,468,270)	1,549,924
Change in fair value of contingent consideration	(404,615)	442,803	(2,355,308)	1,748,607
Total adjusted EBITDA (loss)	$(6,520,387)	$(5,490,038)	$(24,958,199)	$(14,044,077)

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measure used by the Company in this press release may be different from the methods used by other companies.

We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, non-core litigation, settlement and related costs, remeasurement of warrant liabilities, and certain other non-recurring, non-cash or non-core items, as described in the reconciliation below.

Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation, amortization, and stock-based compensation), or are not related to our underlying business performance (for example, in the case of interest income and expense and litigation settlement and related costs).